UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IRIDIUM COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation or Organization)	22-1344998 (I.R.S. Employer Identification Number)
6707 Democracy Boulevard, Suite 300 Bethesda, Maryland (Address of principal executive offices)	20817 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Warrant	The NASDAQ Stock Market LLC

Common Stock, par value, $0.001 per share	The NASDAQ Stock Market LLC

Warrants, exercisable for Common Stock at an exercise price of $7.00 per share	The NASDAQ Stock Market LLC

Warrants, exercisable for Common Stock at an exercise price of $11.50 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file numbers to which this form relates: 333-162206

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered

This amendment to the registration statement on Form 8-A is filed to register warrants that are exercisable for shares of common stock at an exercise price of $11.50 per share (the “$11.50 Warrants”) of Iridium Communications Inc., formerly named GHL Acquisition Corp. (“the Company”), in addition to the common stock, warrants that are exercisable for shares of common stock at an exercise price of $7.00 per share (the “$7.00 Warrants”) and units of the Company that were registered in the Form 8-A that was filed on September 23, 2009.  The description of the common stock, the $7.00 Warrants, the $11.50 Warrants and the units contained in the section entitled “Item 2.01 Completion of Acquisition or Disposition of Assets—Description of the Company’s Securities” in the Company’s Current Report on Form 8-K filed on September 29, 2009 is incorporated by reference herein.

Item 2: Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation, incorporated herein by reference to the Company’s Current Report on Form 8-K filed on September 29, 2009
3.2	Amended and Restated Bylaws, incorporated herein by reference to the Company’s Current Report on Form 8-K filed on September 29, 2009
4.1	Specimen Unit Certificate, incorporated herein by reference to the Company’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008
4.2	Specimen Common Stock Certificate, incorporated herein by reference to the Company’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008
4.3
Amended and Restated Warrant Agreement for $7.00 Warrants between the Company and American Stock Transfer & Trust Company, incorporated herein by reference to the Company’s Current Report on Form 8-K filed on February 26, 2008

4.4
Specimen Warrant Certificate for $7.00 Warrants, incorporated herein by reference to the Company’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008

4.5
Warrant Agreement for $11.50 Warrants between the Company and American Stock Transfer & Trust Company, incorporated herein by reference to the Company’s Current Report on Form 8-K filed on September 29, 2009

4.6	Specimen Warrant Certificate for $11.50 Warrants, incorporated herein by reference to the Company’s Current Report on Form 8-K filed on September 29, 2009

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Iridium Communications Inc.

By:	/s/ John S. Brunette
Name:	John S. Brunette
Title:	Chief Legal and Administrative Officer

Date: October 15, 2009